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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934

      Date of Report (Date of earliest event reported) December 18, 1997

                     ICON Cash Flow Partners L.P. Seven
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           (Exact name of registrant as specified in its charter)


Delaware                                 33-94458                  13-3835387
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(State or other jurisdiction of        (Commission               (IRS Employer
incorporation or organization)         File Number)              Identification
                                                                 Number)

           600 Mamaroneck Avenue, Harrison, New York     10528-1632
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       (Address of principal executive offices)              (Zip Code)


                                (914) 698-0600
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             (Registrant's telephone number, including area code)



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ITEM 2 - Acquisition or Disposition of Assets.

     On December 18, 1997 ICON Cash Flow Partners L.P. Seven (the "Registrant") disposed of the interest beneficially owned by it ("Interest") in the residual value of two U.S. registered offshore supply vessels, the m.v. Oxy One and m.v. Oxy Two ("Vessels") owned by Energy Land Incorporated of Duluth, Minnesota. The disposition of the Interest occurred in connection with the sale of the Vessels to Hvide Marine, Inc. which transaction closed on such date. The Vessels had theretofor been chartered by Occidental Equipment and Services, Inc. which charter also terminated on such date. The Interest had been acquired by the Registrant on April 9, 1997 for a cash purchase price of $3,430,000. The Interest was disposed of for total cash proceeds received by the Registrant of $5,864,138.




                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       ICON Cash Flow Partners L.P. Seven

                                       By: ICON Capital Corp.
                                       Its General Partner

                                       By: /s/ John L. Lee
                                           ---------------------------
                                           Assistant Secretary
Dated: January 2, 1998